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                                  EXHIBIT 32.1

                    CERTIFICATE OF CHIEF EXECUTIVE OFFICER OF
                          EASYLINK SERVICES CORPORATION

I, Thomas Murawski, the Chairman, President and Chief Executive Officer of EasyLink Services Corporation (the "Company"), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that (i) the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2007 (the "Report"), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                        /s/ Thomas Murawski
                                        ----------------------------------------
                                        Thomas Murawski
                                        Chairman, President and Chief Executive
                                        Officer
                                        (Principal Executive Officer)

                                        August 7, 2007

A signed original of this written statement required by Section 1350 of chapter 63 of title 18 of the United States Code has been provided to EasyLink Services Corporation and will be retained by EasyLink Services Corporation and furnished to the Securities and Exchange Commission or its staff upon request.


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